Exhibit 99.01

News Release
Media Contacts:
Donna Ledbetter
HealthMarkets Corporate Communications
(817) 255-5405
Donna.Ledbetter@healthmarkets.com
www.HealthMarkets.com
Doug Holt
For HealthMarkets
(312) 596-3487
Doug.Holt@bm.com
HEALTHMARKETS STRENGTHENS OPERATIONS TEAM
Former UniCare CEO David Fields named EVP and Chief Operating Officer
North Richland Hills, Texas — November 6, 2007 — HealthMarkets Inc. (http://www.healthmarkets.com) announced today that David W. Fields has joined the Company as Executive Vice President and Chief Operating Officer. In his new position, Fields will be responsible for all operations of HealthMarkets and its operating units.
HealthMarkets is a leading provider of affordable health and life insurance to the self-employed, individuals and small businesses through its subsidiaries, The MEGA Life and Health Insurance Company, Mid-West National Life Insurance Company of Tennessee and The Chesapeake Life Insurance Company.
“We are pleased to welcome David Fields to the HealthMarkets team,” said HealthMarkets President and Chief Executive Officer William J. Gedwed. “We see tremendous opportunity in the individual and senior insurance market, and David brings a wealth of experience, insights and value as we continue our focus on providing health insurance options to individuals.”
Prior to joining HealthMarkets, Fields was Chief Executive Officer of UniCare Life and Health Insurance Company (“UniCare”), a subsidiary of WellPoint Inc. Prior to joining UniCare, Fields was Vice President and General Manager of Blue Cross Blue Shield of Georgia, where he was responsible for the company’s individual, small group and senior markets.
Prior to joining Blue Cross Blue Shield, Fields worked for more than a decade with a regional insurance company in a senior leadership position. Before that he worked as a certified public accountant with Coopers & Lybrand, focusing on hospital and insurance company audits.
Fields has served on a number of boards, including the American Red Cross, The American Heart Association and The National Conference of Christians and Jews. He is a 1982 graduate of the University of Louisville with a Bachelor of Science in Commerce-Accounting.
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About HealthMarkets
HealthMarkets, headquartered in North Richland Hills, Texas, is a provider of health and life insurance products to individuals, families, the self-employed and small businesses. HealthMarkets offers products and services through its subsidiaries: The MEGA Life and Health Insurance Company (http://www.megainsurance.com) Mid-West National Life Insurance Company of Tennessee (http://www.midwestlife.com) and The Chesapeake Life Insurance Company (http://www.chesapeakeins.com). The Company’s offerings include individual and self-employed health insurance, small employer group health insurance, life insurance and reinsurance. Through its Consumer Guided Health Insurance plans, HealthMarkets seeks to provide affordable and accessible health coverage to individuals and small businesses. The Company is owned by a group of private equity investors, including The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners, members of management and the Company’s dedicated, licensed agents through the Company’s agent stock accumulation plans. For more information, visit www.healthmarkets.com.
SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Some of the matters discussed in this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “objective,” “plan,” “possible,” “potential” and similar expressions. Actual results may vary materially from those included in the forward-looking statements. Factors that could cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to, general economic conditions; the continued ability of HealthMarkets (the “Company”) to compete for customers and insureds in an industry in which many of its competitors may have greater market share and/or greater financial resources; the Company’s ability to accurately estimate medical claims and control costs; changes in government regulation that could increase the costs of compliance or cause the Company to discontinue marketing its products in certain states; the Company’s failure to comply with new or existing government regulations that could subject it to significant fines and penalties; changes in the relationship between the Company and the membership associations and/or changes in the laws and regulations governing so-called “association group” insurance (particularly changes that would subject the issuance of policies to prior premium rate approval and/or require the issuance of policies on a “guaranteed issue” basis); significant liabilities and costs associated with litigation; failure of the Company’s information systems to provide timely and accurate information; negative publicity regarding the Company’s business practices and/or regarding the health insurance industry in general; the Company’s inability to enter into or maintain satisfactory relationships with networks of hospitals, physicians, dentists, pharmacies and other health care providers; failure of the Company’s regulated insurance company subsidiaries to maintain their current ratings by A.M. Best Company, Fitch and/or Standard & Poor’s; and the other risk factors set forth in the reports filed by the Company with the Securities and Exchange Commission.
HealthMarkets, Inc. • 9151 Boulevard 26 • North Richland Hills, Texas 76180 • P (817) 255-5200
• www.HealthMarkets.com